Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (Registration Nos. 333-58648, 333-59826, 333-82122 and 333-104697) and Form S-3 (Registration Nos. 333-107028 and 333-107799) of our report dated January 16, 2004, with respect to the consolidated financial statements of Introgen Therapeutics, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Austin, Texas
March 1, 2004